UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2023
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

On December 18, 2023, Bakersfield Renewable Fuels, LLC (“BKRF”), an indirect wholly-owned subsidiary of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into an interim settlement agreement (the “Settlement Agreement”) with CTCI Americas, Inc. (“CTCI”) for purposes of resolving certain matters that have arisen under that certain Turnkey Agreement with a Guaranteed Maximum Price for the Engineering, Procurement and Construction, dated May 18, 2021 (as amended, the “EPC Agreement”), by and between BKRF and CTCI.

The Settlement Agreement provides that all payments to CTCI for in-scope work performed under the EPC Agreement will be payable after substantial completion of the Company’s Bakersfield Renewable Fuels facility (the “Project”), in 30 monthly installments (provided that the parties may agree to extend such term for a period of up to 10 years). The payment terms for out of scope work performed after October 30, 2023 will remain unchanged. Pursuant to the Settlement Agreement, CTCI has agreed to use its reasonable best efforts to achieve mechanical and substantial completion of the Project by the earliest date practicable, and provided BKRF with representations regarding completion of certain Project milestones. In consideration for these agreements and undertakings, BKRF agreed to a new guaranteed maximum price of $360 million, and agreed to waive certain rights that it may have under California Business & Professions Code Section 7031, as further set forth in the Settlement Agreement.

If at any time CTCI is not in compliance with the representations, warranties or covenants in the Settlement Agreement, which are not cured within 5 business days, then the Settlement Agreement will be null and void ab initio.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.    Other Events.

As previously disclosed, the Company has undertaken certain steps to accelerate completion of the Project. During the fourth quarter, BKRF began transitioning various facility systems from construction mode to pre-commissioning and commissioning mode, and as of December 22, 2023, more than a majority of the systems have been transitioned. The Company believes that transition activities will continue into the first quarter of 2024, and plans to commence start-up activities toward the end of the first quarter of 2024. The Company believes that such transition activities will be completed and commencement of commercial operations will begin during the second quarter of 2024. While this schedule is based upon information available to the Company and current work effort, there can be no assurance that the Project will commence commercial operations during this time period.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information. All statements other than statements of historical fact are “forward-looking statements”. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks, and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements, including among others, our ability to complete the Bakersfield Renewable Fuels facility within the expected timeframes, or at all. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. Any forward-looking statements are made as of the date of this Current Report of Form 8-K. The Company does not intend, and undertakes no obligation, to update any forward-looking statements.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1*	Interim Settlement Agreement, effective as of December 18, 2023, by and between Bakersfield Renewable Fuels, LLC and CTCI Americas, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2023	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer